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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):

                                                        Jurisdiction
                                                         in which
Name                                                     organized
--------                                                ------------

Payless ShoeSource Finance, Inc.                        Nevada

Payless ShoeSource, Inc.                                Missouri

Payless ShoeSource Distribution, Inc.                   Kansas

Payless ShoeSource Merchandising, Inc.                  Kansas

Payless ShoeSource Worldwide, Inc.                      Kansas

PSS Canada, Inc.                                        Kansas

Payless ShoeSource Canada, Inc.                         Canada

Payless ShoeSource (BVI) Holdings, Ltd.                 British Virgin Islands

Dyelights, Inc.                                         Delaware

ShoeSourcing, Inc.                                      Kansas

Payless CA Management Ltd.                              British Virgin Islands

PSS Holdings Cayman Islands                             Cayman Islands

PSS Latin America Holdings                              Cayman Islands

Payless ShoeSource Gold Value, Inc.                     Kansas

Payless ShoeSource International Limited                Hong Kong

Payless ShoeSource International, Inc.                  Taiwan